CONSENT OF DIRECTORS
                   IN LIEU OF SPECIAL MEETING
                               OF
                  LIGHT MANAGEMENT GROUP, INC.

     Pursuant to regulations and laws of the State of Nevada, specifically NRA 92A.200 articles of Mergers and Exchanges of Interest, the undersigned, being all of the directors of Light Management Group, Inc. (Light) a Nevada corporation, acting without a meeting, DO HEREBY UNANIMOUSLY ADOPT the following resolutions and DO HEREBY UNANIMOUSLY CONSENT to the taking of the action therein set forth.

     RESOLVED, that the Board of Directors of Light deems it advisable and in the best interest of the Company and its shareholders that the Company merge with Exclusive Advertising, Inc. ("Exclusive"), and that Exclusive be merged into Light, by way of an exchange of shares of the company for 100% of the capital structure of Exclusive (the Exchange);

     FURTHER RESOLVED, that, the Exchange be effected pursuant to an Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by this reference, and that the Exchange has been approved by the requisite majority of shareholders of Light;

     FURTHER RESOLVED, that, the President of the Company is hereby authorized and directed, on behalf of the Company to execute such Agreement and Plan of Merger; and

     FURTHER RESOLVED, that any officer or officers of the Company are hereby authorized and directed to procure any government authorizations, licenses and/or permits, execute and file any documents and take any actions that such officer(s) may deem to be necessary or desirable to accomplish the purposes of the foregoing resolution. The procurement of any such authorization(s), license(s), and/or permit(s), the execution or filing of any document(s) or the taking of any such action(s) by such officer(s) shall constitute conclusive evidence that the officer(s) deemed such document(s) or action(s) to be necessary or desirable to accomplish the purpose of these resolutions.

     The execution of this consent shall constitute a written waiver of any notice required by the Laws of Nevada or the Company's By-laws. The actions set forth herein shall be effective when the last director signs this consent.


Light Management Group, Inc.            Date: March 24, 2000


By:_____________________________
Barrington L. Simon, CEO, Director




Light Management Group, Inc.


By:_____________________________
     Bryan Latimer, Director


Light Management Group, Inc.


By:_____________________________
     Ian Brock, Director